FINAL

COMMERCIAL LEASE

1. PARTIES:
This Lease is made and entered into this 23rd day of July, 2007 by and between Ed & Lois Thorpe (hereinafter referred to as LESSOR) and Power Air Corporation (hereinafter referred to as LESSEE).

2. PREMISES:
LESSOR hereby leases to LESSEE and LESSEE hereby leases from LESSOR, with the terms and conditions hereinafter set forth, that certain real property and the building and other improvements located thereon situated in the City of Livermore, County of Alameda, State of CA and described as follows: Suite G, 5,648 sf located at 4777 Bennett Drive, Livermore, CA

3. TERM:
The term of this Lease shall be ☐ month-to-month (or) for 36 (☒ months ☐ years), commencing on the 1st day of August, 2007 and ending on the 31st day of July, 2010, unless terminated earlier as hereinafter provided. At the conclusion of this Lease the LESSOR and LESSEE, at their option, can continue this agreement as a month to month Lease or enter into a new Lease agreement, based upon the written agreement of the parties.

4. RENT:
LESSEE shall pay to LESSOR rent in the amount of ______ ($______) Dollars per year, payable in advance in monthly installments of ______ ($ 4,518.40) Dollars, on the 1st day in each calendar month. The first monthly payment, at the commencement of the lease term, shall be made up on LESSEE'S execution of this lease. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis. All payments shall be made to LESSOR or agent at 7856 Cypress Creek Ct., Pleasanton, CA 94588.

A late fee in the amount of ______ ($ 300.00) dollars shall be assessed if payment is not postmarked or received by LESSOR on or before the 5th day after the date the rent is due.

5. DEPOSITS:

☐ LESSEE shall supply to LESSOR a letter of credit.

☐ LESSEE shall open a Certificate of Deposit as a security deposit. A copy of which shall be given to LESSOR.

☒ LESSEE shall deposit with LESSOR upon the execution of this Lease the sum of ______ ($ 5,000.00) dollars as a ☒ refundable ☐ nonrefundable security deposit.

☐ LESSEE shall deposit with LESSOR upon the execution of this Lease the sum of ______ ($ ______) dollars as prepaid rent. LESSEE shall not be entitled to interest on this prepaid rent.

LESSOR shall have the right to commingle said prepaid rent with other funds in a separate account specifically designed for this specific use. LESSOR has to return this deposit to LESSEE within fourteen (14) days after the expiration of the term of this Lease, or after LESSEE has vacated the Premises, whichever is later. Unless LESSOR has bona fide reasons to deduct for repairs, in which case the balance has to be returned within thirty (30) days.

6. Use:

LESSEE shall use the premises primarily for General Office & Light Manufacturing or for a business of similar characteristic and for no other purpose without LESSOR'S prior written consent.

Premises ☐ can ☒ can not be used as a residence (I yes, please verify all relevant zoning, health and safety issues)

LESSEE hereby accepts the Premises in their condition existing as of the date that LESSEE possesses the Premise, subject to all applicable zoning, municipal, county, State, and Federal laws, ordinances, regulations governing or regulating the use of the Premises and accepts the Lease subject thereto and to all matters disclosed thereby. LESSEE hereby acknowledges that neither the LESSOR nor the LESSEE'S agent has made any representation or warranty to LESSEE as to the suitability of the Premises to conduct LESSEE'S business.

7. Utilities:

LESSEE shall make arrangements and pay for all water, gas, heat, light, power, telephone, and other utility services (except for ____) supplied to the Premises together with any taxes thereon and for all connection charges. If any such services are not separately metered to LESSEE, the LESSEE shall pay a reasonable proportion, to be determined by LESSOR, of all charges jointly metered with or otherwise provided to other Premises.

8. Assignment And Subletting:

LESSEE shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, or otherwise transfer or encumber any part or all of LESSEE'S interest in this Lease or in the Premises without LESSOR'S prior written consent. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of this Lease.

The only exception allowed to the above is that LESSEE shall have the right without LESSOR'S consent, to assign this lease to a business with which LESSEE may merge or consolidate, to any subsidiary of LESSEE, to any corporation under common control with LESSEE, or to a purchaser of substantially all of LESSEE'S assets.

Regardless of LESSOR'S consent, no subletting or assignment shall release LESSEE or LESSEE'S obligation to pay the rent and to perform all other obligations to be performed by LESSEE hereunder for the term of this Lease. The acceptance of rent by LESSOR from any other person shall not be deemed a waiver by LESSOR of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

9. Signs:

Following LESSOR'S written consent, LESSEE shall have the right to place on the Premises, at locations selected by LESSEE, any sign, awning, banner, or other exterior decorations which are permitted by applicable zoning ordinances and private restrictions. LESSOR may refuse consent to any proposed signage that is in LESSOR'S opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Premises or use of any other tenant. LESSOR shall assist and cooperate with LESSEE in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for LESSEE to place or construct the foregoing signs. LESSEE shall repair all damage to the Premises resulting from the removal of signs installed by LESSEE.

10. Repairs And Maintenance:

The ☐ LESSOR (or) ☒ LESSEE shall maintain the heating, ventilation, air-conditioning systems servicing the Premises.

(A) Lessor's Obligations

Except as provided in section 17, and except for damage caused by negligent or intentional act of omission of LESSEE, LESSEES agents, employees, or invitees, LESSOR at its sole cost and expense shall keep in good condition and repair of the foundations, exterior walls, and exterior roof of the Premises. LESSOR shall also maintain the unexposed electrical, plumbing, and sewage systems including, without limitation, those portions of the system lying outside the Premises; window frames, gutters and down spouts on the building, all sidewalks, landscaping and other improvements that are a part of the Premises or of which the Premises are a part. LESSOR shall resurface and re-stripe the parking area on or adjacent to the Premises when necessary.

LESSOR shall have thirty (30) days after notice from the LESSEE to commence to perform it's obligations under this section, except that the LESSOR shall perform these obligations immediately if the nature of the problem presents a hazard or emergency situation.

If LESSOR does not perform these obligations within the time set forth in this section, LESSEE can perform said obligations and shall have the right to be reimbursed for the amount that LESSEE actually expends in the performance of LESSOR'S obligations.

If LESSOR does not reimburse LESSEE within thirty (30) days after demand from LESSEE, LESSEE'S sole remedy shall be to institute a suit against the LESSOR, and LESSEE shall not have the right to withhold from future rent the sums LESSEE has expended.

(B) Lessee's Obligations.

Subject to the provisions of subsection (a) above and section 17 LESSEE at LESSEE'S sole cost and expense shall keep in good order, condition and repair the Premises and every part thereof including, without limitation, all of LESSEE'S personal property, fixtures, signs, store fronts, plate glass, show windows, doors, interior walls, interior ceiling, and lighting facilities.

If LESSEE fails to perform LESSEE'S obligation as stated herein, LESSOR may at it's option (but shall not be required to), enter the Premises, after ten (10) days prior written notice to LESSEE, put the same in good order, condition and repair, and the costs thereof together with interest thereon (at a rate equal to the lesser of the then highest lawful rate or ___________% per annum) shall become due and payable as additional rental to LESSOR together with LESSEE'S next rental.

11. Taxes: See Addendum "A" attached

(A) Real Property Taxes

☐ LESSOR (or) ☐ LESSEE shall pay all real property taxes and general assessments levied and assessed against the Premises during the term of this lease.

If it shall be the LESSEE'S obligation to pay such real property taxes and assessments hereunder, LESSOR shall use its best efforts to cause the Premises to be separately assessed from other real property owned by the LESSOR. If LESSOR is unable to obtain such a separate assessment, the assessor's evaluation based on the building and other improvements that are a part of the Premises shall be used to determine real property taxes If this evaluation is not available, the parties shall equitable allocate the property taxes between the building and other improvements that are a part of the Premises and all buildings and other improvements included in the tax bill. In making the allocation, the parties shall reasonably evaluate the factors to determine the amount of real property taxes so that so that the allocation of the building and other improvements that are a part of the Premises shall not be less than the ratio of the total number of square feet of the building and other improvements that are part of the Premises bears to the total number of square feet of land included in the tax bill.

(B) Personal Property Taxes

LESSEE shall pay prior to the delinquency all taxes assessed against and levied upon the trade fixtures, furnishings, equipment and other personal property of LESSEE contained in the Premises. LESSEE shall endeavor to cause such trade fixtures, furnishings and equipment and all other personal property to be assessed and billed separately from the property of the LESSOR. If any LESSEE'S said personal property shall be assessed with LESSOR'S property, LESSEE shall pay the LESSOR the taxes attributable to LESSEE within ten (10) days after receipt of a written statement from LESSOR setting forth the taxes applicable to LESSEE'S property.

12. Estoppels Certificates:

Each party, within ten (10) days after notice from the other party, shall execute and deliver to the requesting party a estoppels certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate shall also state the amount of minimum monthly rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent, if any, as well as acknowledging that there are not, to that party's knowledge, any uncured defaults on the part of the other party, or specifying such defaults, if any, which are claimed.

13. Lessor's Right To Inspection:

LESSOR and LESSOR'S agent shall have the right to enter the Premises at reasonable times for the purpose of inspecting same, showing the same to prospective purchasers, tenants, or lenders, and (as LESSOR may deem necessary or desirable) making such alterations, repairs, improvements or additions to the Premises or for the purpose of posting notices of non-responsibly for alterations, additions or repairs to the building of which the Premises are a part. LESSOR may at any time place on or about the Premises any ordinary "For Sale" signs and LESSOR may at any time during the last one hundred twenty (120) days of the term of this Lease place on or about the Premises any ordinary "For Sale or Lease" signs, all without rebate of rent or liability to LESSEE.

14. Early Possession:

In the event that the LESSOR shall permit LESSEE to occupy the Premises prior to the commencement date of the term of this Lease, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the termination date of this Lease.

15. Possession:

If the LESSOR for any reason cannot deliver possession of the Premises to LESSEE at the commencement of the term, the LESSOR shall not be liable to LESSEE for any loss or damage as a result of this inability. However, there shall be a proportionate deduction of rent. In addition, the Lease shall be void or void-able for a period of ten (10) days thereafter. If for any reason the Premises cannot be delivered within said ____ _____ day period, the LESSEE may, prior to LESSOR'S delivery of the Premises, declare this Lease to be null and void and all money paid to LESSOR shall be refunded to LESSEE

16. Alterations And Additions:

LESSEE shall not, without the LESSOR'S prior written consent, make any alterations, improvements or additions in or about the Premises ~~except for non-structural work which does not exceed $1,000 in cost per month~~ The LESSOR has the right to require the LESSEE to remove any alterations, improvements, or additions at the expiration of the lease, and to restore the any or all parts of the Premises to their prior condition. If LESSOR so chooses and gives LESSEE written notice of their choice at least 30 days prior to the last day of this lease then LESSEE, at its sole cost, shall restore the Premises to the condition designated by LESSOR in its notice before the last day of this Lease.

Before commencing any work relating to the alterations, additions, or improvements affecting the Premises, LESSEE shall notify LESSOR in writing of the expected date of the commencement of such work so that LESSOR can post and record the appropriate notices of non-responsibility to protect LESSOR from any mechanic's liens, material liens, or any other liens. In any event, LESSEE shall pay, when due, all claims for labor and materials furnished to or for LESSEE at or for use in the Premises. LESSEE shall not permit any mechanic's liens or material liens to be levied against the Premises for any labor or material furnished to LESSEE or claimed to have been furnished to LESSEE or LESSEE'S agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of LESSEE. LESSEE shall have the right to assess such lien if, immediately on demand by LESSOR, LESSEE procures and records a lien release bond meeting all legal requirements and shall provide for the payment of any sum that the claimant may recover on the claim (together with the costs of suit, if it is recovered in the action).

All alterations, improvements, and additions are to be made in a workmanlike manner and utilizing good quality materials.

Unless the LESSOR requires their removal as set forth above, all alterations, improvements or additions which are made on the Premises by the LESSEE shall become the property of the LESSOR and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this section, LESSEE'S trade fixtures, furniture, equipment and other machinery, other than that which is affixed to the Premises so that it cannot be removed without material or structural damage to the Premises, shall remain the property of the LESSEE and removed by LESSEE at the expiration of the term of this Lease.

LESSEE shall not change any lock nor shall LESSEE alter any lock so that the keys originally furnished by LESSOR will not operate the same without LESSOR written permission.

17. Damage Or Destruction:

(A) Damage – Insured

If, during the term of this Lease, the Premises and/or the building and other improvements in which the Premises are located are totally or partially destroyed rendering the Premises totally or partially inaccessible or unusable, and such damage or destruction was caused by a casualty covered under an insurance policy required to be maintained hereunder LESSOR shall restore the Premises and/or the building and other improvements in which the Premises are located into substantially the same condition as they were in immediately before such damage or destruction, provided that the restoration can be made under the existing laws and can be completed within ninety (90) working days after the date of such destruction or damage. Such destruction or damage shall not terminate this Lease.

If the restoration cannot be made in same ninety (90) day period, then within fifteen (15) days after the parties determine that the restoration cannot be made in the time stated in this subsection. LESSEE may terminate this Lease immediately by giving notice to LESSOR and the Lease will be deemed cancelled as of the date of such damage or destruction. If LESSEE fails to terminate this Lease and the restoration is permitted under the existing laws, LESSOR, at its option, may terminate this Lease or restore the Premises and/or any other improvements in which the Premises are located within a reasonable time and this Lease shall continue in full force and affect. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party.

Notwithstanding the above, if the LESSEE is the insuring party and if the insurance proceeds received by LESSOR are not sufficient to affect such repair, LESSOR shall give notice to LESSEE of the amount required in addition to the insurance proceeds to affect such repair. LESSEE may, at LESSEE'S option, contribute the required amount, but upon failure to do so within thirty (30) days following such notice, LESSOR'S sole remedy shall be, LESSEE'S option and with no liability to LESSEE, to cancel and terminate this Lease. LESSEE shall contribute such amount to LESSOR within said thirty (30) day period, LESSOR shall make such repairs as soon as reasonably possible and this Lease shall continue. LESSEE shall in no event have any right to reimbursement for any amount so contributed.

(B) DAMAGE - UNINSURED

In the event that the Premises are damaged or destroyed by a casualty which is not covered by the fire and extended coverage insurance required to be carried by the party designated in subsection (a) above, then LESSOR shall restore the same; provided that if the damage or destruction is to an extent greater than ten (10%) percent of the then replacement costs of such improvements on the Premises (exclusive of LESSEE'S trade fixtures and equipment and exclusive of foundations and footings), then LESSOR may elect not to restore and to terminate this Lease. LESSOR must give to LESSEE written notice of its intention not to restore within thirty (30) days from the date of such damage or destruction and, if not given, LESSOR shall be deemed to have elected to restore and in such event shall repair any damage as soon as reasonably possible. In the event that LESSOR elects to give such notice of LESSOR'S intention to cancel and terminate this Lease, LESSEE shall have the right, within ten (10) days after receipt of such notice, to give written notice to LESSOR of LESSEE'S intention to repair such damage at LESSEE'S expense, without reimbursement from LESSOR, in which event the Lease shall continue in full force ad affect and LESSEE shall proceed to make such repairs as soon as reasonably possible. If the LESSEE does not give such notice within such ten (10) day period, this Lease shall be cancelled and be deemed terminated as of the date of the occurrence of such damage or destruction.

(C) DAMAGE - NEAR THE END OF THE TERM

If the Premises are totally or partially destroyed or damaged during the last twelve (12) months of the term of this Lease, LESSOR may, at LESSORS option cancel and terminate this Lease as of the date off the cause of such damage by giving written notice to LESSEE of LESSOR"S election to do so within thirty (30) days after the date of the occurrence of such damage; provided, however, that, if the damage or destruction occurs within the last twelve (12) months of the term and if within fifteen (15) days after the date of such damage or destruction LESSEE exercises any option to extend the term provided herein, LESSOR shall restore the Premises if obligated to do so as provided in subsection (a) or (b) above.

(D) ABATEMENT OF RENT

If the Premises are partially or totally destroyed or damaged and LESSOR or LESSEE repairs or restores them pursuant to the provisions in this section, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which LESSEE'S reasonable use of the Premises is impaired. Except for the abatement of rent, if any, LESSEE shall have no claim against LESSOR for any damages suffered by reason of any such damage, destruction, repair or restoration.

(E) TRADE FIXTURES AND EQUIPMENT.

If LESSOR is required or elects to restore the Premises as provided in this section, LESSOR shall not be required to restore LESSEE'S improvements, trade fixtures, equipment or alterations made by LESSEE, such excluded items being the sole responsibility of the LESSEE to restore hereunder.

(F) TOTAL DESTRUCTION MULTI TENANT BUILDING

If the Premises are a part of a multi use building and there is destruction to the Premises and/or the building of which the Premises are a part that exceeds fifty (50%) percent of the then replacement value of the Premises and/or the building in which the Premises are a part from any cause whether or not covered by the insurance described in subsection (a) above, LESSOR'S may, its option, elect to terminate this Lease (whether or not the Premises are destroyed) so long as LESSOR'S termination leases of all other LESSEES in the building of which the Premises are a part, affective as of the date of such damage or destruction.

18. INSURANCE; INDEMNITY:

(A) FIRE & PROPERTY INSURANCE

☐ LESSOR (or) ☒ LESSEE shall pay at its cost shall maintain during the term of this Lease on the Premises a policy or policies of standard fire and extended coverage insurance to the extent of at least ninety (90%) percent of full replacement value thereof. Said insurance policies shall be issued in the names of LESSOR and LESSEE, as their interests may appear. Pertains to interior improvements only.

LESSEE at its cost shall maintain during the term of this Lease on all its personal property, LESSEE'S improvements, and alterations in or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of their full replacement value. The proceeds from any such policy shall be used by LESSEE for the replacement of personal property or the restoration of LESSEE'S improvements or alterations.

(B) Liability Insurance

~~LESSEE and~~ LESSOR shall, ~~each~~ at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the particular activities of each in the Building with the premiums thereon fully paid on or before due date. Such insurance policy shall be issued by and binding upon an insurance company approved by LESSOR, and shall afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. LESSEE shall provide LESSOR with current Certificates of Insurance evidencing LESSOR'S compliance with this Paragraph.

Both public liability insurance and property damage insurance shall insure performance by LESSEE of the indemnity provisions in subsection (d) below, but the limits of such insurance shall not, however, limit the liability of LESSEE hereunder. Both LESSOR and LESSEE shall be named as additional insured, and the policies shall contain cross-liability endorsements. If LESSEE shall fail to procure and maintain such insurance the LESSOR may, but shall not be required to, procure and maintain same at the expense of LESSEE and the cost thereof, together with interest thereon at a rate equal to the lesser of the then highest lawful rate or ________%. per annum shall become due and payable as additional rental to LESSOR together with LESSEE'S next rental installment.

(C) Waiver Of Subrogation

LESSEE and LESSOR each waives any and all rights of recovery against the other, or against the officers, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Each party shall cause each insurance policy obtained by it hereunder to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any such policy.

(D) Hold Harmless

LESSEE shall indemnify and hold LESSOR harmless from and against any and all claims arising from LESSEE'S use or occupancy of the Premises or from the conduct of its business or from any activity, work, or things which may be permitted or suffered by LESSEE in or about the Premises including all damage, costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or action or proceeding arising there from. Except for LESSOR'S willful or grossly negligent conduct, LESSEE hereby assumes all risk of damage to property or injury to person in or about the Premises from any cause, and LESSEE hereby waives all claims in respect thereof against LESSOR.

19. Condemnation:

If the Premises or any portion thereof are taken by the power of eminent domain, or sold to a governmental agency by LESSOR under the threat of exercise of said power (all of which is herein referred to as condemnation), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than ten (10%) percent of the floor area of any buildings on the Premises, or more than ten (10%) percent of the land area of the Premises not covered with buildings, is taken by condemnation, either LESSOR"S or LESSEE may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after LESSOR"S shall have notified LESSEE of such taking or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession.

Rent shall be abated or reduced during the period from the date of taking until the completion of restoration by LESSOR, but all other obligations of LESSEE under this Lease shall remain in full force and effect. The abatement or reduction of the rent shall be based on the extent to which the restoration interferes with LESSEE'S use of the Premises.

All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of the power of eminent domain shall be the property of the LESSOR, whether made as compensation for the diminution of the value of the leasehold or for the taking of the fee or as severance damages; provided, however, that LESSEE shall be entitled to any award for loss or damage to LESSEE'S trade fixtures and removable personal property.

20. SURRENDER:

On the last day of the term hereof, or on any sooner termination, LESSEE shall surrender the Premises to LESSOR in good condition, broom clean, ordinary wear tear accepted. LESSEE shall repair any damage to the Premises occasioned by its use thereof, or by the removal of LEFSEE'S trade fixtures, furnishings and equipment which repair shall include the patching and filling of holes and repair of structural damage LESSEE shall remove all it's personal property and fixtures on the Premises prior to the expiration of the term of this Lease and if required by LESSOR pursuant to section 16, any alterations, improvements or additions made by LESSEE to the Premises. If LESSEE fails to surrender the Premises to LESSOR on the expiration of the Lease as required by this section, LESSEE shall hold LESSOR harmless from all damages resulting from LESSEE'S failure to vacate the Premises, including, without limitation, claims made by any succeeding LESSEE resulting from LESSEE failure to surrender the Premises.

21. HOLDING OVER:

If the LESSEE, with the LESSOR'S consent, remains in possession of the Premises after the expiration or termination of the term of this Lease, such possession by LESSEE shall be deemed to be a tenancy from month-to-month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, upon all the provisions of this Lease applicable to month-to-month tenancy.

22. ADDENDUM:

Any addendum attached hereto and either signed or initialed by the parties shall be deemed a part hereof and shall supersede any conflicting terms contained in this Lease.

LESSEE BY INITIALS HAS RECEIVED ADDITIONAL AGREEMENTS AS LISTED BELOW:

________ Extension or Renewal of Lease (Form 997) ________ Option to Purchase (Form 1480)

________ Other (specify) ________________ ________ Other (specify) ________________

23. SUBORDINATION:

This Lease, at LESSOR'S option, shall be subordinate to all existing and future liens and encumbrances against the Premises.

Notwithstanding any such subordination, LESSEE'S right to quiet possession of the Premises shall not be disturbed if LESSEE is not in default and so long as LESSEE shall pay the rent and observe and perform all the other provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

If any mortgagee, trustee, or ground LESSOR shall elect to have this Lease prior to the lien of its mortgage or deed of trust or ground lease, and shall give written notice thereof to LESSEE, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or ground lease, or the date of recording thereof. LESSEE agrees to execute any documents requiring to affect such subordination or to make this Lease prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be, and failing to do so within (10) days after written demand from LESSOR does hereby make, constitute and irrevocably appoint LESSEE as LESSEE'S attorney in fact and in LESSEE'S name, place and stead to do so.

24. DEFAULT:

(A) EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by LESSEE

(1) Failure to pay rent when due, if the failure continues for the period specific under applicable State law after after written notice has been given to LESSEE.

(2) Abandonment and vacation of the Premises (failure to occupy the Premises for fourteen (14) consecutive days shall be deemed an Abandonment and vacation

(3) Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after written notice thereof has been given to LESSEE by LESSOR. If the default cannot reasonably be cured within said thirty (30) day period, LESSEE shall not be in default under this Lease if LESSEE commences to cure the default within the thirty (30) day period and diligently prosecutes the same to completion.

(B) LESSOR'S REMEDIES

The LESSOR shall have the following remedies if LESSEE commits a default under this Lease. These remedies are not exclusive but are cumulative and in addition to any remedies now or hereafter allowed by applicable State law.

LESSOR can continue this Lease in full force and effect, and the Lease will continue in effect so long as LESSOR does not terminate LESSEE'S right to possession, and the LESSOR shall have the right to collect rent when due. During the period that LESSEE is in default, LESSOR can enter the Premises and relief them, or any part of them, to third parties for LESSEE'S account. LESSEE shall be liable immediately to the LESSOR for all costs the LESSOR incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. LESSEF shall pay to LESSOR the rent due under this Lease on the dates the rent is due, less the rent LESSOR receives from any reletting. No act by LESSOR allowed by this section shall terminate this Lease unless LESSOR notifies LESSEE that LESSOR elects to terminate this Lease. After LESSEE'S default and for so long as LESSOR has not terminated LESSEE'S right to possession of the Premises, if LESSEE obtains LESSOR'S consent, LESSEE shall have the right to assume or sublet its interest in the Lease, but LESSEE shall not be released from liability. LESSOR'S consent to the proposed assignment or subletting shall not be unreasonably withheld. If LESSOR elects to relet the Premises as provided in this section, any rent that LESSOR receives from such reletting shall apply first to the payment of any indebtedness from LESSEE to LESSOR other than the rent due from LESSEE to LESSOR; secondly, to all costs, including maintenance, incurred by LESSOR in such reletting; and third, to any rent due and unpaid under this Lease. After deducting the payments referred to in this section, any sum remaining from the rent LESSOR receives from such reletting shall be held by LESSOR and applied in payment of future rent as rent becomes due under this Lease. In no event shall LESSEE be entitled to any excess rent received by LESSOR. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, LESSEE shall pay to LESSOR, in addition to the remaining rent due, all costs, including maintenance, that LESSOR shall have incurred in reletting that remain after applying the rent received from reletting as provided in this section.

LESSOR can, at its option, terminate LESSEE'S right to possession of the Premises at any time. No act by LESSOR other than giving written notice to LESSEE shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on LESSOR'S initiative to protect LESSOR'S interest in this Lease shall not constitute a termination of LESSEE'S right to possession. In the event of such termination, LESSOR has the right to recover from LESSEE.

(1) The worth, at the time of the award, of the unpaid rent that had been earned at the time of the termination of this Lease.

(2) The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of the termination of this Lease until the time of the award exceeds the amount of the loss of rent that LESSEE proves could have been reasonably avoided;

(3) The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of the loss of rent that LESSEE proves could have been reasonably avoided; and

(4) Any other amount, including court costs, necessary to compensate LESSOR, for all detriment directly or indirectly caused by LESSEE'S default. The worth at the time of the award, as used in (1) and (2) of this section is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth at the time of the award," as referred to in (3) of this section is to be computed by discounting the amount at the discount rate of the Applicable Federal Reserve Bank at the time of the award, plus one (1%) percent.

If LESSEE is in default under the terms of this Lease, LESSOR shall have the additional right to have a receiver appointed to collect rent and conduct LESSEE'S business. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by LESSOR to terminate this Lease.

LESSOR at any time after LESSEE commits a default can cure the default at LESSEE'S cost and expense. If LESSOR at any time, by reason of LESSEE'S default, pays any sum or does any act that requires the payment of any sum, the sum paid by LESSOR shall be due immediately from LESSEE to LESSOR at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted to charge from the date the sum is paid by LESSOR until LESSOR is reimbursed by LESSEE. The sum, together with interest thereon, shall be considered additional rent.

25. Lessor's Liability:

The term "LESSOR" as used in this Lease shall mean only the owner or owners at the time in question of the fee title or a LESSEE'S interest in a ground lease of the Premises, and in the event of any transfer of such title or interest, LESSOR herein named (and in case of any subsequent transfers to the then successor) shall be relieved from and after the date of such transfer of all liability in respect to LESSOR'S obligations thereafter to be performed. The obligations contained in this Lease to be performed by LESSOR shall be binding upon the LESSOR'S successors and assigns, only during their respective periods of ownership.

26. PARKING: 6 spaces

During the term of this Lease, LESSEE shall have the non-exclusive use in common with ~~LESSOR~~, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by LESSOR. LESSOR reserves the right to designate parking areas for LESSEE and LESSEE'S agents and employees. ~~LESSEE shall provide LESSOR with a list of all license numbers for the cars owned by LESSEE, its agents and employees.~~

27. COMMON AREA EXPENSES:

In the event the Premises are situated in a shopping center or in a commercial building or in a commercial development in which there are common areas, LESSEE agrees to pay his pro-rate share of maintenance, taxes, and insurance for the common areas if such costs are not already included in the rent

28. LESSEE'S RIGHT TO CURE LESSOR'S DEFAULT:

In the event that LESSOR shall fail, refuse or neglect to pay any mortgages, liens or encumbrances, the judicial sale of which might affect the interest of LESSEE hereunder, or shall fail, refuse or neglect to pay any interest due or payable on any such mortgage, lien or encumbrance, LESSEE may pay said mortgages, liens or encumbrances, or interest or perform said conditions and charge to LESSOR the amount so paid and withhold and deduct from any rents herein reserved such amounts so paid, and any excess over and above the amounts of said rents shall be paid by LESSOR to LESSEE.

29. NOTICES:

Whenever under this Lease a provision is made for any demand, notice, or declaration of any kind, it shall be in writing and served either personally or sent by registered or certified United States mail, postage prepaid, addressed at the addresses set forth below.

TO LESSOR AT:	TO LESSEE AT:
Ed & Lois Thorpe	Power Air Corporation
7856 Cypress Creek Ct.	4777 Bennett Drive Suite G
Pleasanton, CA 94588	Livermore, CA 94550

*Such notices shall be deemed to be received within forty eight (48) hours from the time of mailing, if mailed as provided for in this Section.

30. ATTORNEYS FEES:

If either party commences an action (litigation, mediation, or arbitration) against the other party arising out of or in connection with this Lease, the Premises, or the building or other improvements in which the Premises are located, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

31. CONSENT:

LESSOR shall not unreasonably withhold or delay consent with respect to any matter for which the LESSOR'S consent is required or desirable under this lease.

32. BROKERS:

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease.

33. SINGULAR AND PLURAL:

When required by the context of this Lease, the singular shall indicate the plural.

34. COVENANTS AND CONDITIONS:

Each provision of this Lease performable by LESSEE shall be deemed both a covenant and a condition

35. BINDING ON SUCCESSORS AND ASSIGNS:

The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns, of all the parties hereto; and all the parties hereto shall be jointly and separately liable hereunder

36. CHOICE OF LAW:

This Lease shall be governed by the laws of the State where the Premises are located

37. JOINT AND SEVERAL OBLIGATIONS:

"Party' shall mean LESSOR and LESSEE; and if more than one person or entity is the LESSOR or LESSEE, the obligations imposed on that party and several.

38. WAIVERS:

No waiver by LESSOR of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by LESSEE of the same or any other provision. LESSOR'S consent to or approval of any act shall not be deemed to render unnecessary the obtaining of LESSOR'S consent to or approval of any subsequent act by LESSEE. The acceptance of rent hereunder by LESSOR shall not be a waiver of any preceding breach by LESSEE of any provision hereof, other than the failure of LESSEE to pay the particular rent so accepted, regardless of LESSOR'S knowledge of such preceding breach at the time of its acceptance of such rent.

39. TIME:

Time is of the essence of this lease.

40. HEADINGS:

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

41. SEVERABILITY:

The unenforceability, invalidity, or illegality of any provision of this Lease shall not render the other provisions hereof unenforceable, invalid or illegal.

42. ENTIRE AGREEMENT:

This lease contains the entire agreement between LESSEE and LESSOR relating to the leasing of the demised premises. No representation, which is not incorporated herein, shall be binding upon LESSOR, and all representations which have been made are incorporated herein or, if not so incorporated, shall be deemed to have been waived by LESSEE. All preliminary negotiations between the parties are merged into, and superseded by, the provisions of this lease.

This Lease may be modified only in writing, and signed by the parties in interest at the time of such modification.

This lease shall not be enforceable until executed by both LESSEE and LESSOR.

THE PARTIES HERETO HAVE EXECUTED THIS LEASE ON THE DATE FIRST ABOVE WRITTEN.

LESSOR'S AUTOGRAPH

LESSEE'S AUTOGRAPH

LESSOR'S AUTOGRAPH

LESSEE'S AUTOGRAPH

ADDENDUM "A"

This Addendum dated for reference purposes only, July 23, 2007 is entered into and made a part of that Standard Commercial Lease by and between Ed & Lois Thorpe and Power Air Corporation for the 5,648 +/- square foot premises located at 4777 Bennett Drive, Suite G, Livermore, California

The base rent schedule during the Term of the lease shall be as follows:

Dates	Monthly Base Rent
8/1/07 to 7/31/08	$4,518.40
8/1/08 to 7/31/09	$4,800.80
8/1/09 to 7/31/10	$5,083.20

Lessor to install opening and paint warehouse.

This is a triple net lease – Lessee to pay for taxes, insurance and common area maintenance. Monthly cost for these expenses for the first year of the lease shall be $1,089.10 per month in addition to base rent above.

If any terms or provisions of this Addendum are inconsistent or conflict with the terms of the Commercial Lease, the terms and provisions of this Addendum shall control.

Acknowledged and Agreed:

Lessor:

Ed & Lois Thorpe

7-24-07
Ed Thorpe Date

7-24-07
Lois Thorpe Date

Lessee:

Power Air, Inc.
A California Corporation

By: Dean Haley

Title: Chairman & COO

Dated: 08/15/07

Final

STANDARD SUBLEASE
MULTI-TENANT
AIR COMMERCIAL REAL ESTATE ASSOCIATION

1. **Basic Provisions ("Basic Provisions")**

1.1 **Parties:** This Sublease ("**Sublease**"), dated for reference purposes only October 17, 2005 , is made by and between E.W. Thorpe, Inc., a California corporation ("**Sublessor**") and Fortune Partners, Inc., a Nevada corporation ("**Sublessee**"), (collectively the "**Parties**", or individually a "**Party**").

1.2(a) **Premises:** That certain portion of the Project (as defined below), known as the industrial condominium unit (APN: 099-1325-096-00) consisting of approximately 9,333± square feet ("**Premises**"). The Premises are located at: 4777 Bennett Drive, Suite E in the City of Livermore, County of Alameda, State of California, with zip code 94550. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, **Lessee** shall have nonexclusive rights to the Common **Areas** (as defined below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, or the utility raceways of the building containing the Premises ("**Building**") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "**Project.**"

1.2(b) **Parking:** Twenty (20) unreserved and 0 reserved vehicle parking spaces.

1.3 **Term:** Three (3) years and one half (1/2) months commencing October 15, 2005 (as further defined in Paragraph 14) ("**Commencement Date**") and ending October 31, 2008 ("**Expiration Date**").

1.4 **Early Possession:** N/A ("**Early Possession Date**").

1.5 **Base Rent:** $6,066.45 per month ("**Base Rent**"), payable on the first day of each month commencing November 1, 2005

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 **Lessee's Share of Operating Expenses:** twenty two and 70/100 percent (22.7%) ("**Lessee's Share**").

1.7 **Base Rent and Other Monies Paid Upon Execution:**

(a) **Base Rent:** $3,033.23 for the period of October 2005

(b) **Security Deposit:** $8,000.00 ("**Security Deposit**").

(c) **Other:** $900.00 for October 2005, Common Area Operating Expenses

(d) **Total Due Upon Execution of this Lease:** $11,933.23

1.8 **Agreed Use:** General office, assembly, light manufacturing and related storage

1.9 **Real Estate Brokers.**

(a) **Representation.** The following real estate brokers (the "**Brokers**") and brokerage relationships exist in this transaction (check applicable boxes):

☑ Lee & Associates East Bay, Incorporated (3%) represents Sublessor exclusively ("**Lessor's Broker**");

☑ Colliers International (5%) represents Sublessee exclusively ("**Lessee's Broker**"); or

☐ ______ represents both Sublessor and Sublessee ("**Dual Agency**").

(b) **Payment to Brokers:** Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of eight percent or 8 % of the total Base Rent for the brokerage services rendered by the Brokers).

1.10 **Guarantor.** The obligations of the Sublessee under this Sublease shall be guaranteed by ______ ("**Guarantor**").

1.11 **Attachments.** Attached hereto are the following, all of which constitute a part of this Sublease:

☑ an Addendum consisting of Paragraphs 14 through 21 ;

☑ a plot plan depicting the Premises and/or Project;

☐ a current set of the Rules and Regulations;

☐ a Work Letter;

☑ a copy of the Master Lease;

☐ other (specify): ______

INITIALS ______ INITIALS [handwritten initials]

2 Premises.

2.1 **Letting.** Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. **Note: Sublessee is advised to verify the actual size prior to executing this Sublease.**

2.2 **Condition.** Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), and any items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date. If a noncompliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such noncompliance, malfunction or failure shall be the obligation of Sublessee at Sublessee's sole cost and expense.

2.3 **Compliance.** Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. **NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, rectify the same.

2.4 **Acknowledgements.** Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 **Americans with Disabilities Act.** In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐ Sublessor's expense ☒ Sublessee's expense.

2.6 **Vehicle Parking.** Sublessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time for parking. Sublessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than fullsize passenger automobiles or pickup trucks, herein called "**Permitted Size Vehicles.**" Sublessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublessor.

(a) Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublessor for such activities.

(b) Sublessee shall not service or store any vehicles in the Common Areas.

(c) If Sublessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.7 **Common Areas - Definition.** The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Sublessor from time to time for the general nonexclusive use of Sublessor, Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 **Common Areas - Sublessee's Rights.** Sublessor grants to Sublessee, for the benefit of Sublessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Sublessor or Sublessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.9 **Common Areas - Rules and Regulations.** Sublessor or such other person(s) as Sublessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("**Rules and Regulations**") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Sublessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublessor shall not be responsible to Sublessee for the noncompliance with said Rules and Regulations by other tenants of the Project.

2.10 **Common Areas - Changes.** Sublessor shall have the right, in Sublessor's sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To add additional buildings and improvements to the Common Areas;

(d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the

INITIALS

INITIALS

Project, or any portion thereof; and

(g) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Sublessor may, in the exercise of sound business judgment, deem to be appropriate.

3. **Possession**

3.1 **Early Possession.** If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and Insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.2 **Delay in Commencement.** Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

3.4 **Sublessee Compliance.** Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. **Rent and Other Charges.**

4.1 **Rent Defined.** All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 **Common Area Operating Expenses.** Sublessee shall pay to during the term hereof, in addition to the Base Rent, Sublessee's Share of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Sublease, in accordance with the following provisions:

(a) "Common Area Operating Expenses" are defined, for purposes of this Sublease, as all costs incurred by Sublessor relating to the operation of the Project, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement (see subparagraph (e)), of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii) Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.

(iv) Reserves set aside for maintenance and repair of Common Areas.

(v) Real Property Taxes.

(vi) Insurance premiums.

(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(b) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Sublessor to either have said improvements or facilities or to provide those services unless Sublessor already provides the services, or Sublessor has agreed elsewhere in this Sublease to provide the same or some of them.

(c) Sublessee's Share of Common Area Operating Expenses shall be payable by Sublessee monthly with the Base Rent in ~~within 10 days after a reasonably detailed statement of actual expenses is presented to Sublessee. At Sublessor's option, however,~~ an amount ~~may be~~ estimated by Sublessor from time to time of as Sublessee's Share of annual Common Area Operating Expenses, and the same shall be payable monthly ~~or quarterly~~, as Sublessor shall designate, during each 12 month period of the Sublease term, on the same day as the Base Rent is due hereunder. Sublessor shall deliver to Sublessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Sublessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Sublessee's payments under this Paragraph 4.2(c) during the preceding year exceed Sublessee's Share as indicated on such statement, Sublessor shall credit the amount of such overpayment against Sublessee's Share of Common Area Operating Expenses next becoming due. If Sublessee's payments under this Paragraph 4.2(c) during the preceding year were less than Sublessee's Share as indicated on such statement, Sublessee shall pay to Sublessor the amount of the deficiency within 10 days after delivery by Sublessor to Sublessee of the statement.

4.3 **Utilities.** Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Sublessor's sole judgment, Sublessor determines that Sublessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Sublessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Sublessor may increase Sublessee's Base Rent by an amount equal to such increased costs.

5. **Security Deposit.** The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

6. **Agreed Use.** The Premises shall be used and occupied only for General office, assembly, light manufacturing and related storage ______ and for no other purpose.

7. **Master Lease.**

7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease", wherein Edgar W. and Lois L. Thorpe ______ is the lessor, hereinafter the "Master Lessor".

7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: ____

7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8. **Assignment of Sublease and Default.**

8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. **Consent of Master Lessor.**

9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

9.3 In the event that Master Lessor does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor shall be obligated to allow and permit Sublessee to attorn to Master Lessor, ~~at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor~~ in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. **Additional Brokers Commissions.**

10.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

10.2 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.

10.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow

10.4 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

11. **Representations and Indemnities of Broker Relationships.** The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

12. **Attorney's fees.** If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, **"Prevailing Party"** shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

13. **No Prior or Other Agreements; Broker Disclaimer.** This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Execute at: PLEASANTON, CA	Executed at:
On: 10-20-05	On:
By SUBLESSOR:	**By SUBLESSEE:**
E.W. Thorpe, Inc., a California corporation	Fortune Partners, Inc., a Nevada corporation
By:	By:
Name Printed: Ed Thorpe	Name Printed: Dean Haley
Title: President	Title: Chairman / CEO
By:	By:
Name Printed:	Name Printed:
Title:	Title:
Address: 6600 Koll Center Parkway, Suite 200 Pleasanton, CA 94566	Address:
Telephone:(925) 846-3500	Telephone: (925) 960 0461
Facsimile:(925) 846-3501	Facsimile: (925) 960 0462
Federal ID No. 94-2692969	Federal ID No.
BROKER:	**BROKER:**
Lee & Associates East Bay, Incorporated	Colliers International
Attn: Mark Pleis & Tony Ferreri	Attn: Mark Triska
Title: Principals	Title: Senior Vice President
Address: 5960 Stoneridge Drive, Suite 101	Address: 5050 Hopyard Road, Suite 180

INITIALS

INITIALS

Pleasanton, CA 94588
Telephone:(925) 460-6200
Facsimile:(925) 460-6210
Federal ID No

Pleasanton, CA 94588
Telephone:(____)
Facsimile:(____)
Federal ID No.

Consent to the above Sublease is hereby given.

Executed at:
On:

Executed at:
On:

By MASTER LESSOR:

Edgar W. and Lois L. Thorpe

By:
Name Printed: Edgar W. Thorpe
Title: Owner

By:
Name Printed: Lois L. Thorpe
Title: Owner
Address: 334 Yearling Court
Pleasanton, CA 94566
Telephone:(925) 896-3500
Facsimile:(____)
Federal ID No.

By GUARANTOR(S):

By:
Name Printed:
Address:

By:
Name Printed:
Address:

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: **AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.**

INITIALS

INITIALS

ADDENDUM

This Addendum (the "Addendum"), dated for reference purposes only, October 17, 2005, is entered into and made a part of that Standard Sublease Multi-Tenant (the "Sublease"), by and between E.W. Thorpe, Inc., a California corporation, as the Sublessor, and Fortune Partners, Inc., a Nevada corporation, as the Sublessee, for the 9,333± square foot Premises located at 4777 Bennett Drive, Suite E, Livermore, California (APN. 099-1325-096-00).

14. Sublessee shall have the right to occupy the premises commencing October 15, 2005. The Lease shall expire October 31, 2008. Sublessor shall deliver the Premises janitorial clean and in good working order on or before five (5) business days after the Sublease is fully executed

15. The Base Rent schedule during the Term shall be as follows:

Months	Dates	Monthly Base Rent Schedule
00-0.50	10/15/2005 to 10/31/2005	$3,033.23 (Paid Upon Execution)
01-12	11/01/2005 to 10/31/2006	$6,066.45
13-24	11/01/2006 to 10/31/2006 2007	$6,999.75
25-36	11/01/2007 to 10/31/2006 2008	$7,933.05

Please Initial

16. As soon as reasonably possible, but no later than December 1, 2005, Sublessor shall install new carpet in the bull pen area and clean all other carpet at Sublessor's cost

17. As soon as reasonably possible, but no later than December 1, 2005, Sublessor shall add four (4) four-plex electrical outlets of 110 volts surface mounted in warehouse area at locations subject to a mutual agreement.

18. Sublessee shall have permission to install up to three (3) cold water sinks and penetrate the roof of the building to allow an exhaust fan system. All work done pursuant to this paragraph shall be done in accordance with industry standards, shall be at Sublessee's sole cost and expense, and done pursuant to valid building permits issued by the City of Livermore.

19. Within ten (10) days of the execution of this agreement, Sublessor shall provide to Sublessee the recorded legal condominium map defining the square footage of the Premises at 9,333 square feet.

20. Sublessee shall have the right to assign this Sublease with the consent of Sublessor and Master Lessor, which consent shall not be unreasonably withheld.

21. If any terms or provisions of this Addendum are inconsistent or conflict with the terms of either the Sublease or Master Lease, the terms and provisions of this Addendum shall control.

ACKNOWLEDGED AND AGREED:

SUBLESSOR:

E.W. THORPE, Inc.,
a California corporation

By: [signature]
Ed Thorpe

Title: PRES.

Dated: 10-20-05

SUBLESSEE:

FORTUNE PARTNERS, Inc.,
A Nevada corporation

By: [signature]
Dean Haley

Title: Chairman/CEO

Dated: 10/18/05

ADDENDUM

This Addendum (the "**Addendum**"), dated for reference purposes only, October 17, 2005, is entered into and made a part of that Standard Sublease Multi-Tenant (the "**Sublease**"), by and between E.W. Thorpe, Inc., a California corporation, as the Sublessor, and Fortune Partners, Inc., a Nevada corporation, as the Sublessee, for the 9,333± square foot Premises located at 4777 Bennett Drive, Suite E, Livermore, California (APN: 099-1325-096-00).

14. Sublessee shall have the right to occupy the premises commencing October 15, 2005. The Lease shall expire October 31, 2008. Sublessor shall deliver the Premises janitorial clean and in good working order on or before five (5) business days after the Sublease is fully executed.

15. The Base Rent schedule during the Term shall be as follows:

Months	Dates	Monthly Base Rent Schedule
00-0.50	10/15/2005 to 10/31/2005	$3,033.23 (Paid Upon Execution)
01-12	11/01/2005 to 10/31/2006	$6,066.45
13-24	11/01/2006 to 10/31/2006 2007	$6,999.75
25-36	11/01/2007 to 10/31/2006 2008	$7,033.05

16. As soon as reasonably possible, but no later than December 1, 2005, Sublessor shall install new carpet in the bull pen area and clean all other carpet at Sublessor's cost.

17. As soon as reasonably possible, but no later than December 1, 2005, Sublessor shall add four (4) four-plex electrical outlets of 110 volts surface mounted in warehouse area at locations subject to a mutual agreement.

18. Sublessee shall have permission to install up to three (3) cold water sinks and penetrate the roof of the building to allow an exhaust fan system. All work done pursuant to this paragraph shall be done in accordance with industry standards, shall be at Sublessee's sole cost and expense, and done pursuant to valid building permits issued by the City of Livermore.

19. Within ten (10) days of the execution of this agreement, Sublessor shall provide to Sublessee the recorded legal condominium map defining the square footage of the Premises at 9,333 square feet.

20. Sublessee shall have the right to assign this Sublease with the consent of Sublessor and Master Lessor, which consent shall not be unreasonably withheld.

21. If any terms or provisions of this Addendum are inconsistent or conflict with the terms of either the Sublease or Master Lease, the terms and provisions of this Addendum shall control.

ACKNOWLEDGED AND AGREED:

SUBLESSOR:

E.W. THORPE, Inc.,
a California corporation

By: [signature]
Ed Thorpe

Title: PRES.

Dated: 10-20-05

SUBLESSEE:

FORTUNE PARTNERS, Inc.,
a Nevada corporation

By: [signature]
Dean Haley

Title: Chairman / COO

Dated: 10/18/05




SUITE 'G'
SUITE 'E'
9,333 S.F.
(+-)

4777 Bennett Drive, Suite E
Livermore, CA 9,333± SF

COLLIERS
INTERNATIONAL

DISCLOSURES, EXPERT MATTERS AND RESPONSIBILITIES OF PARTIES

The following is intended to describe the responsibilities undertaken by Colliers and by Client with regard to disclosure issues and expert matters as described below:

EXPERT MATTERS: There are a number of potentially significant matters related to commercial properties, which may be material to a particular transaction, the evaluation of which would require specialized expertise which is beyond the expertise and/or responsibility of the Broker ("Expert Matters"). Broker recommends that parties to a potential lease or sale transaction obtain the advice of qualified professionals and experts prior to the consummation of any transaction. Parties to a sale or lease transaction should not and will not rely on Broker with regard to Expert Matters, but instead will rely entirely on their own investigation and those of qualified professionals and experts.

Expert Matters may include, but are not limited to, the following: the use, generation, storage or presence of hazardous or toxic substances and underground storage tanks; natural hazards, such as fire, flood, or earthquake; building safety and structural integrity of roof, walls, and foundations or any improvements located on the Property; operation or condition of mechanical, plumbing, utility or life safety systems; mold, fungus, water damage, or effects of moisture; compliance with Americans with Disabilities Act (ADA); compliance with building and fire codes; tax, accounting, or legal effects or consequences of the proposed transaction; survey, linear or area measurements of the Property; availability of utilities and utility connections, adequacy, availability and condition of sewer lines and/or connections, public transportation, or other infrastructure; zoning and permitted land uses; insurance policies and premiums; architectural design or engineering; geotechnical/soil condition; termites or other pests or rodents; statements of income and expense or other financial statements; the financial soundness of a prospective tenant or subtenant; condition of title; or existing taxes, assessments or liens

Broker has no responsibility to, has not made and will not make an independent investigation or determination with respect to any Expert Matters. Any information communicated by Broker regarding any of the Expert Matters arises from third party sources and has not been and will not be independently verified by Broker.

DISCLOSURES: Owners of real estate must comply with California law for the disclosure of any and all known material facts concerning their property to prospective tenants or buyers. To meet this requirement, Broker recommends that Owners of real estate obtain legal advice from a qualified legal professional Broker shall have no responsibility for property disclosures beyond the delivery and/or disclosure of information provided by the Owner or known to the Broker Parties to a sale or lease transaction should not and will not rely on Broker with regard to matters of disclosure required by Owners, but instead will rely entirely on their own investigation and that of qualified professionals and experts.

Matters requiring disclosure may include, but are not limited to, the following: Natural Hazard Disclosures (including whether or not the property is located in a flood hazard area, fire hazard severity zone, forest fire risk area, earthquake fault zone, or a seismic hazard zone), toxic mold disclosures, known material defects, presence or proximity to hazardous materials, compliance with the Americans with Disabilities Act (ADA), compliance with zoning laws, and whether or not the property is located in a special tax zone (such as a Mello-Roos Community Facilities District) or a special assessment district.

Received & Acknowledged:

Colliers Parrish International, Inc. _______________ Date _______________

[signature] _______________ Client 10/18/05 Date

☐ Client and Broker agree that the foregoing shall be an Addendum to ______________________________
and that the specific provisions set forth herein shall control over and supersede any inconsistent provisions contained in another form of agreement which is contemporaneously entered into by these parties relating to the Property.

CPI Forms & Templates
1.026 (Rev. 07/09/04)